EXHIBIT 4.17
                                                       ------------
                         CONSENT OF GUARANTOR
                         --------------------

The undersigned, a guarantor under a guaranty agreement (as amended from time to time, the "Guaranty") dated as of March 31, 1998, made by such guarantor in favor of Prudential and executed in connection with the Note Agreement referred to in that certain letter agreement (the "Letter Agreement") dated May 30, 2003, between John B. Sanfilippo & Son, Inc. and The Prudential Insurance Company of America (the "Prudential"), hereby consents to the Letter Agreement and the amendments and agreements contained therein and confirms and agrees that, notwithstanding the Letter Agreement and the effectiveness of the amendments and agreements contained therein, the Guaranty is, and shall continue to be, in full force and effect and is hereby confirmed and ratified in all respects. Nothing herein is intended or shall be deemed to limit any rights of Prudential under the Guaranty to take actions without the consent of the undersigned.

Dated as of May 30, 2003

                                        JBS INTERNATIONAL, INC.


                                        By: /s/ MICHAEL J. VALENTINE
                                            ------------------------
                                            Title: President
                                                   ---------

EXHIBIT B
Form of Consent - Bank Agent and Banks
See Attached



May 30, 2003

The Prudential Insurance Company of America
c/o Prudential Capital Group
Two Prudential Plaza, Suite 5600
Chicago, Illinois  60601
Attn:  Managing Director

John B. Sanfilippo & Son, Inc.
2299 Busse Road
Elk Grove, Illinois  60007
Attn:  Michael Valentine

Re:	John B. Sanfilippo & Son, Inc. Consent

Ladies and Gentlemen:

U.S. Bank National Association, Sun Trust Bank, N.A., and LaSalle
Bank National Association (collectively, the "Lenders"), and U.S. Bank National Association in its capacity as agent for such Lenders (the "Agent"), in each case under that certain Credit Agreement dated as of March 31, 1998 (as the same has been amended, "Credit Agreement") by and among the Agent, the Lenders, John B. Sanfilippo & Son, Inc. (the "Company"), JBS International, Inc., Sunshine Nut Co., Inc., and Quantz Acquisition Co., Inc., each have reviewed, and hereby consents to, the terms and conditions of that certain letter agreement dated as of May 30, 2003 by and between the Company and The Prudential Insurance Company of America (the "Modification"). The Agent and the Lenders hereby provide the Company with all consents, waivers, and approvals required or necessary under the Credit Agreement to authorize the Company to enter into the Modification, and the Company shall not be in default under the Credit Agreement by virtue of its execution of the Modification.

Sincerely,

U.S. BANK NATIONAL ASSOCIATION, as
Agent and as a Lender


By:
Its:


SUN TRUST BANK, N.A., as a Lender


By:
Its:



LASALLE BANK NATIONAL ASSOCIATION, as
a Lender


By:
Its:



EXHIBIT C
Form of Consent - Teachers
See Attached



May 30, 2003

The Prudential Insurance Company of America
c/o Prudential Capital Group
Two Prudential Plaza, Suite 5600
Chicago, Illinois  60601
Attn:  Managing Director

John B. Sanfilippo & Son, Inc.
2299 Busse Road
Elk Grove, Illinois  60007
Attn:  Michael Valentine

Re:	John B. Sanfilippo & Son, Inc. Consent

Ladies and Gentlemen:

Teachers Insurance and Annuity Association of America
("Teachers"), the lender under that certain Note Purchase Agreement dated as of August 30, 1995 (as the same has been amended, "Note Purchase Agreement"), has reviewed, and hereby consents to, the terms and conditions of that certain letter agreement dated as of May 30, 2003 by and between John B. Sanfilippo & Son, Inc. (the "Company") and The Prudential Insurance Company of America (the "Modification"). Teachers hereby provides the Company with all consents, waivers, and approvals required or necessary under the Note Purchase Agreement to authorize the Company to enter into the Modification, and the Company shall not be in default under the Note Purchase Agreement by virtue of its execution of the Modification.

Sincerely,

TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA


By:
Its:


John B. Sanfilippo & Son, Inc.
May 30, 2003
Page 7



Prudential Capital Group
Corporate Finance
Two Prudential Plaza, Suite 5600
Chicago, Illinois 60601-6716
Tel 312-540-0931
Fax 312-540-4222




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